UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2021

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 30
Spokane, WA 99216

(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710

Registrant’s Telephone Number, Including Area Code

Trans World Entertainment Corporation
38 Corporate Circle,
Albany, New York 12203

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2021, Kaspien Holdings Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the underwriters identified therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 416,600 shares of common stock, $0.01 par value per share, at a public offering price of $32.50 per share (the “Offering”). The Company expects to receive approximately $13.5 million in gross proceeds from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses. The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-252911), which was declared effective by the Securities Exchange Commission (the “SEC”) on March 11, 2021, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the SEC on March 16, 2021, and the final prospectus supplement expected to be filed with the SEC on March 18, 2021. The Offering is expected to close on or about March 18, 2021, subject to satisfaction of customary closing conditions. The Company intends to use net proceeds from this offering for working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business. The Company has not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, the Company’s management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature. All of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from March 18, 2021, subject to limited exceptions.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and which is incorporated by reference into the Registration Statement.

Item 8.01	Other Events.

In connection with the Offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated by reference into the Registration Statement. In addition, on March 16, 2021, the Company issued a press release announcing that it had priced the Offering, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 16, 2021, by and between Kaspien Holdings Inc. and Aegis Capital Corp.
99.1	Press Release dated March 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2021	Kaspien Holding Inc.

	By:	/s/ Edwin Sapienza
		Name:	Edwin Sapienza
		Title:	Chief Financial Officer